UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2017

Shenandoah Telecommunications Company
(Exact name of registrant as specified in its charter)

Virginia	0-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way P.O. Box 459 Edinburg, VA	22824
(Address of principal executive offices)	(Zip Code)

(540) 984-4141
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 23, 2017, Shenandoah Telecommunications Company (the “Company”) filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “Form 10-K”) with the Securities and Exchange Commission (the “Commission”). The filing of the Form 10-K by the Company resulted in the Company’s regaining compliance with Listing Rule 5250(c)(1) of the NASDAQ Stock Market (“NASDAQ”) pursuant to a letter the Company received from NASDAQ dated March 24, 2017.

As previously reported by the Company in a Current Report on Form 8-K filed with the Commission on March 20, 2017, the Company had previously received a written notice from NASDAQ indicating that the Company was not in compliance with Listing Rule 5250(c)(1) because the Company had failed to timely file its Form 10-K.

The March 24, 2017 letter the Company received from NASDAQ notified the Company that it is now in compliance with Listing Rule 5250(c)(1) and that the matter is now considered closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY
(Registrant)

Date: March 28, 2017		/s/ Raymond B. Ostroski
Raymond B. Ostroski
Vice President – Legal and General Counsel
(Duly Authorized Officer)